UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2009
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Bonus Awards Granted in Restricted Stock for Certain Executive Officers

At a committee meeting held on March 31, 2009, the Human Resources Committee (the Committee) of the Board of Directors of Trustmark Corporation approved the payment of the 2008 bonus awards, in the form of time-based restricted stock, earned under the Corporation’s management incentive plan by the named executive officers listed below.  The Corporation participated in the Troubled Asset Relief Program (TARP) Capital Purchase Program (CPP) under the Emergency Economic Stabilization Act of 2008 (EESA), as amended by the American Recovery and Reinvestment Act of 2009 (ARRA).  The ARRA places limitations on the Corporation’s ability to pay cash bonuses to certain employees.  These restrictions apply during the period in which the obligation to Treasury remains outstanding (the TARP Period).  Therefore, the Committee determined that the Corporation should pay the 2008 bonus awards earned by these named executive officers in the form of restricted stock.

The number of shares of restricted stock granted in lieu of a cash payment and the amount of the 2008 bonus awards earned, as well as the amount of the 2007 bonus awards paid in cash to these named executive officers pursuant to the Corporation’s management incentive plan, are set forth below:

Named Executive Officer	Number of Shares of Restricted Stock Granted	2008 Bonus Amount Earned (But Paid in Restricted Stock)	2007 Cash Bonus

Gerard R. Host President and Chief Operating Officer	8,991	$167,055	$194,976

Duane A. Dewey Executive Vice President and Corporate Banking Manager	5,495	$102,090	$128,839

Louis E. Greer Treasurer and Principal Financial Officer	3,241	$60,222	$59,049

Breck W. Tyler Executive Vice President and Mortgage Services Manager	2,801	$52,044	$52,992

The Committee determined the number of shares of restricted stock to be granted by dividing the executive officer’s 2008 bonus award earned by the average closing price of the Corporation’s common stock for the 10-day period ended March 30, 2009.  The restricted stock awards were granted under the Corporation’s 2005 Stock and Incentive Compensation Plan (the 2005 Plan) and are substantially similar to the time-based restricted stock previously granted to employees under the 2005 Plan, except that the restricted stock is entitled to receive dividends when paid and the restricted stock will vest at the end of the TARP Period.  A copy of the form of Bonus Restricted Stock Agreement is included in this Current Report as Exhibit 10-w and is incorporated herein by reference.

In connection with recommending the 2008 bonus amounts earned by these named executive officers, the Committee exercised discretion permitted under the plan, as described in the Corporation’s 2009 proxy statement under the caption “Compensation Discussion and Analysis – Annual Cash Bonuses.”

2009 Restricted Stock Awards Limited

In addition, at their meeting on March 31, 2009, the Committee modified the performance-based restricted stock awards and eliminated the time-based restricted stock awards approved, but not granted, for these named executive officers on January 27, 2009.  The 2008 bonus restricted stock awards (discussed above) and the modified 2009 restricted stock awards, together, did not exceed 50% of the named executive officers’ annual base compensation.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed as part of this Form 8-K:

Exhibit No.	Description
10-w	Form of Bonus Restricted Stock Agreement for Executive (under the 2005 Stock and Incentive Compensation Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	April 6, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10-w	Form of Bonus Restricted Stock Agreement for Executive (under the 2005 Stock and Incentive Compensation Plan).